UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On October 15, 2014, Stoneridge, Inc. (the “Company”) redeemed the remaining $157,500,000 of its 9.5% Senior Secured Notes (the “Notes”) at a price of 104.75% of the principal amount discharging the corresponding Senior Secured Notes Indenture, dated October 4, 2010, among the Company, certain subsidiary guarantors, and the Bank of New York Mellon Company, N.A. (as trustee and collateral agent). As a result of the redemption, the Company will recognize a loss on redemption of approximately $10,000,000 in the fourth quarter of 2014, which includes a premium of approximately $7,500,000 and the acceleration of both the remaining deferred financing costs and original issue discount.

The Notes were redeemed using $57,500,000 in cash and borrowing $100,000,000 under the Company’s $300,000,000 Senior Secured Revolving Credit Facility.

ITEM 9.01	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated October 15, 2014 announcing the redemption of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: October 16, 2014	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

99.1	Press release dated October 15, 2014 announcing the redemption of the Notes.